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                                                                    EXHIBIT 23.1


                           DA CONSULTING GROUP, INC.

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   We consent to the incorporation by reference in the registration statements of DA Consulting Group, Inc. on Form S-1 (File No. 333-43989), on Forms S-8 (File No. 333-71987 and 333-93091), of our report dated March 24, 2000, on our audits of the consolidated financial statements of DA Consulting Group, Inc. as of December 31, 1999 and 1998 and for the years ended December 31, 1999, 1998 and 1997, which report is included in this Annual Report on Form 10-K.




/s/ PricewaterhouseCoopers LLP

Houston, Texas
March 30, 2000